Exhibit 10.26

                     SUBORDINATION AGREEMENT


    This Subordination Agreement ("Agreement"), dated as of February 23, 1996, is entered into by and between AXESS CORPORATION ("Subordinated Creditor") , a Delaware corporation and FLEET CAPITAL CORPORATION with an office at 200 Glastonbury Boulevard, Glastonbury, CT 06033 ("Senior Lender") , to determine the parties, respective rights, remedies and interests with respect to RHEOMETRIC SCIENTIFIC, INC. ("Borrower") , a Delaware corporation with its chief executive office and principal place of business at One Possumtown Road, Piscataway, New Jersey, 08854.

                           Background

     This Agreement is made with respect to the following facts:



         A. On February 23, 1996, Borrower and Senior Lender entered into that certain Loan and Security Agreement (the "Loan Agreement") and certain agreements and documents related thereto to reflect certain financing arrangements between the parties, as the same may be hereafter amended, modified, supplemented or replaced (collectively, the "Loan Documents"). All terms not defined herein shall have the meaning ascribed to them in the Loan Agreement.

         B. Subordinated Creditor holds a certain Amended and Restated Subordinated Unsecured Working Capital Note dated as of February 23, 1996, by Borrower in favor of Subordinated Creditor in the aggregate principal sum of Six Million Two Hundred Fifty Seven Thousand Nine Hundred and Seventy Two Dollars and Nine Cents ($6,257,972.09) (the "Subordinated Note") , a true and correct copy of which is attached hereto as Exhibit "A", and a certain Subordinated Unsecured Term Note, dated March 7, 1994, in the principal amount of $150,000 and a certain Subordinated Unsecured Term Note, dated March 25, 1994, in the principal amount of $225,000 (collectively, the "Bridge Note"), a true and correct copy of which is attached hereto as Exhibit "B." The Subordinated Note and the Bridge Note shall be referred to herein collectively as the "Axess Notes."

         C. In addition, Borrower and Subordinated Creditor are parties to that certain Payment Deferral Agreement, dated February 23, 1996, pursuant to which Borrower has agreed to pay Subordinated Creditor $300,000 for management services provided by personnel of Subordinated Creditor to Borrower which remain unpaid as of the date hereof (the "Management Fee Agreement"), a true and correct copy of which is attached hereto as Exhibit "C." Borrower also obtains insurance coverage through Subordinated Creditor and pays Subordinated Creditor a pro-rata amount for such coverage on an incurred basis (the "Insurance Premium Payment").

         E. Senior Lender is willing to extend various secured financial accommodations to Borrower for - the purposes of, among others, providing working capital. However, Senior Lender is unwilling to provide such financial accommodations unless Subordinated Creditor subordinates its claims in the manner set forth below. Subordinated Creditor hereby acknowledges and affirms that Senior Lender's financial accommodations to Borrower constitute valuable consideration to and benefits Subordinated Creditor.

    NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged by the parties hereto, and to induce Senior Lender to extend financial accommodations to Borrower as it may determine in its sole discretion, and to better secure Senior Lender with respect to the foregoing, the parties hereby agree as follows:

          1.  Standby and Subordination.

               (a) Subordinated Creditor shall not accept or receive, by setoff or in any other manner, from Borrower, the whole or any part of any sums which may now or hereafter be owing to Subordinated Creditor by Borrower, or any of its predecessors, successors or assigns, including, without limitation, a receiver, trustee or debtor in possession (the term "Borrower" shall hereinafter include any such predecessors, successors or assigns) under or in connection with the Axess Notes, the Management Fee Agreement or any other instrument, agreement (including, without limitation, any agreement, oral or otherwise, regarding management fees or the Insurance Premium Payment), document or otherwise, whether the sums represent principal, interest, dividends, costs, attorneys' fees, charges, or other obligations due or not due, whether incurred directly or indirectly and whether absolute or contingent (all such indebtedness, obligations and liabilities shall hereinafter be referred to as the "Subordinated Indebtedness,'), unless and until all Senior Indebtedness has been indefeasibly paid and satisfied in cash.


               (b) The term "Senior Indebtedness" shall mean (i) all indebtedness, performances, and other obligations of Borrower now or hereafter arising or existing under the Loan Agreement and the other Loan Documents, whether due or to become due, primary or secondary, matured or contingent, whether for principal, premium, interest (including, without limitation, all interest accruing after the initiation of any bankruptcy or reorganization case, whether or not allowed), fees, expenses, indemnities or otherwise; and (ii) all other indebtedness and obligations of every nature or kind of Borrower to Senior Lender, whether due or to become due, primary or secondary, matured or contingent (and including without limitation) , Borrower Is guaranty of any indebtedness or obligations owing at any time to Senior Lender by any Subsidiary of Borrower whether for principal, premium, interest (including, without limitation, all interest accruing after the initiation of any bankruptcy or reorganization case, whether or not allowed), fees, expenses, indemnities or otherwise.

               (c) Subordinated Creditor shall not commence, prosecute or participate in any other action, whether private, judicial, equitable, administrative or otherwise, including, without limitation, any action to collect the Subordinated Indebtedness, or commence or participate in the commencement of any bankruptcy or reorganization case against Borrower or any of its assets unless and until all of the Senior Indebtedness shall have been indefeasibly paid and satisfied in cash and in all other respects, provided, however, that Subordinated Creditor may file a proof of claim in a bankruptcy or reorganization case involving Borrower, which proof of claim shall indicate Subordinated Creditor's subordination hereunder.

               (d)  Notwithstanding the provisions of
paragraph(l) (a) above, Subordinated Creditor may, so long as no Default or Event of Default has occurred under the Loan Agreement or would result from the payment on the Subordinated Indebtedness, (whether or not reflected in Borrower's financial statements delivered to Senior Lender) receive and accept: (i) regularly scheduled interest payments on the Subordinated Note; and (ii) annual payments of principal on the Subordinated Note, so long as: (A) Borrower shall have an Aggregate Adjusted Availability of at least $1, 000, 000 after giving effect to any such principal payment; (B) at least fifteen (15) Business Days shall have passed since Lender's receipt of the Borrower's annual audited financial statements (beginning with the Borrower's December 31, 1995 annual audited financial statements) ; and (C) the amount of any principal payment shall not exceed fifty percent (50%) of the amount by which the sum of (1) the Cash Flow for the preceding fiscal year and (2) the actual amount of Distributions received by Borrower from the Foreign Subsidiaries during such fiscal year, exceed Five Hundred Thousand Dollars ($500,000). With respect to any calculations of the amount of Distributions received by Borrower from the Foreign Subsidiaries, all calculations shall be made in United States Dollars, based on currency exchange rates in effect on the date of any such calculation.

               (e)  Notwithstanding the provisions of paragraph
(1) (a) above, Subordinated Creditor may, so long as no Event of Default has occurred or would exist after giving effect to any such payment, accept and receive the current portion of Borrower's obligations to Subordinated Creditor pursuant to which Borrower pays Subordinated Creditor $150,000 per annum, on a quarterly basis, for certain services by personnel of Subordinated Creditor to Borrower (the "Current Management Fees").

               (f)  Notwithstanding the provisions of paragraph
(1) (a) above, Subordinated Creditor may receive and accept: (I) payments on all or a portion of the 111995 Deferred Interest Amount" (as defined in the Subordinated Note) until such amount is paid in full; and then (II) payments on all or a portion of the "Management Fees" (as defined in the Management Fee Agreement) so long as: (i) no Default or Event of Default has occurred under the Loan Agreement or after giving effect to the payment on the Subordinated Indebtedness (whether or not reflected in Borrower's financial statements delivered to Senior Lender) ; (ii) Senior Lender shall be in receipt of net proceeds in excess of $861,000 (the "Participation Proceeds") from Borrower's participation under that certain Purchase Agreement, dated as of February 23 , 1996, by and between Borrower and NatWest Bank, N.A. , a true and correct copy of which is attached hereto as Exhibit I'D"; (iii) Borrower shall have an average daily Aggregate Adjusted Availability of at least $150,000 for the ninety day period prior to and including the date of payment;
(iv) Borrower shall have an Aggregate Adjusted Availability of at least $7SO, 000 on the date of such payment after giving effect to any such payment; (v) the aggregate amount of all payments made pursuant to the provisions of this paragraph 1 (f) have not exceeded and will not, after giving effect to any such payment, exceed the Participation Proceeds received by Senior Lender; (vi) Borrower shall have provided Senior Lender with a certificate signed by Borrower's vice president of finance and administration, in form and substance acceptable to Senior Lender, setting forth the amount(s) of any intended 1995 Deferred Interest Amount payment and/or Management Fees payment, at least five (5) Business Days prior to the date of any such payment(s);
(vii) Borrower shall be current with respect to its obligations under the Subordinated Note and with respect to the Current Management Fees; and (viii) any such payment(s) made pursuant to the provisions of this paragraph i(f) shall be in a minimum amount of $50,000.

               (g)  Notwithstanding the provisions of paragraph 1
(a) above, Subordinated Creditor shall be entitled to receive and accept payment on a current basis of the Insurance Premium
Payment, as long as no Event of Default has occurred or would occur after giving effect to such payment.

               (h)  Notwithstanding the provisions of paragraph 1
(a) above, Subordinated Creditor shall be entitled to receive and accept payment of the Bridge Note contemporaneous with Closing under the Loan Agreement or within 60 days thereof.

          2. Rights of Senior Lender. Senior Lender shall have the right, without notice to Subordinated Creditor, to amend, supplement or modify the Senior Indebtedness, in any manner whatsoever, including, without limitation, any extensions or shortening of time of payments (even if such shortening causes any Senior Indebtedness to be due on demand or otherwise) , any revision of any amortization schedule with respect thereto, and any increase in the amount of the Senior Indebtedness, as well as modify, amend, supplement or replace the Loan Documents, or to waive, forbear from insisting on, performance of any of Borrower's obligations thereunder, and the Subordinated Creditor consents and agrees to any such amendment, supplement, modification, increase, replacement, waiver, or forbearance and no such action shall reduce, limit or modify the subordination provisions hereof. Subordinated Creditor and Borrower both acknowledge and agree that nothing herein contained in any way obligates Senior Lender to make advances or extend credit to Borrower or to grant any extensions or renewals of the Senior Indebtedness.

          3.   Subordinated Indebtedness Owed only to
Subordinated Creditor. Subordinated Creditor warrants and represents that it has not previously assigned any interest in the Axess Notes, that no other party owns an interest in any of the Subordinated Indebtedness (whether as joint holders, participants or otherwise) , and that the entire Subordinated Indebtedness is owing only to Subordinated Creditor.
Subordinated Creditor covenants and agrees: that (i) the entire Subordinated Indebtedness shall continue to be owing only to it; provided that Subordinated Creditor may assign some or all of its interest in the Subordinated Indebtedness after the assignee has executed and delivered to Senior Lender an agreement, in form and substance satisfactory to Senior Lender subordinating in the manner set forth herein, all rights, remedies and interests with respect to the assigned Subordinated Indebtedness; and (ii) it shall not amend, supplement, restate or replace the Axess Notes, the Management Fee Agreement or the agreement regarding the payment of Current Management Fees in order to accelerate the due date of any payment due Subordinated Creditor thereunder or otherwise in such a manner as to have an adverse effect on the rights of Senior Lender hereunder. Subordinated Creditor further warrants and represents that the only indebtedness owing by Borrower to it is the indebtedness owing under the Axess Notes, the Management Fee Agreement and the Insurance Premium Payment and that, to the best of its knowledge as of the date hereof, there is no default or breach with respect to any of such indebtedness. Subordinated Creditor specifically warrants and represents that nothing herein contained and nothing contained in any other instrument, document or agreement with or in favor of Senior Lender constitutes a default or breach with respect to any of such indebtedness.

          4.   Payments Received by Subordinated Creditor.
Except expressly permitted under paragraph 1 (d) - (h) hereof, if any payment or distribution is received by Subordinated Creditor from Borrower with respect to the Subordinated Indebtedness prior to the satisfaction in full of all the Senior Indebtedness in cash, Subordinated Creditor shall receive and hold the same in trust as trustee for the benefit of Senior Lender and shall forthwith deliver such assets to Senior Lender in precisely the form received (except for the endorsement or assignment by Subordinated Creditor where necessary) , for application to any of the Senior Indebtedness as Senior Lender may determine in its sole discretion, whether due or not due. In the event of the failure of Subordinated Creditor to make any such endorsement or assignment to Senior Lender, Senior Lender and any of its officers or agents are hereby irrevocably authorized to make such endorsement or assignment on behalf of Subordinated Creditor.

          5. Claims in Bankruptcy. In the event of any bankruptcy or reorganization case, assignment for the benefit of creditors or similar proceedings commenced by or against Borrower, Subordinated Creditor shall file all claims it may have against Borrower, and shall direct the debtor in possession or trustee in bankruptcy, as appropriate, to pay over to Senior Lender all amounts due to Subordinated Creditor on account of the Subordinated Indebtedness until the Senior Indebtedness has been indefeasibly paid in full in cash. If Subordinated Creditor fails to file such claims as requested by Senior Lender, Senior Lender may file such claims on Subordinated Creditor's own behalf. Subject to the prior payment in full of all Senior Indebtedness, Subordinated Creditor shall be subrogated to the rights of Senior Lender to receive payments or distributions of cash, property or securities of the Borrower in such case or proceeding applicable to the Subordinated Indebtedness until all amounts owing on the Senior Indebtedness shall be indefeasibly paid in full, and, as between Borrower and its creditors other than Senior Lender and Subordinated Creditor, no such payment or distribution made to the Senior Lender by virtue of this section which otherwise would have been made to Subordinated Creditor shall be deemed to be a payment by Borrower on account of the Senior Indebtedness, it being understood that the provisions of this Section are and are intended solely for the purpose of defining the relative rights of Subordinated Creditor, on the one hand, and Senior Lender, on the other hand. No such right of subrogation shall, however, restrict Senior Lender Is right to compromise, release or waive any claims it may have in such proceeding or its lien on any assets of Borrower or any of its rights under this Agreement.

          6. Instrument Legends. The face of the Subordinated Note, the Management Fee Agreement and any other instrument evidencing the Subordinated Indebtedness or any portion thereof will be forthwith inscribed with the following legend conspicuously indicating that payment thereon is subordinated to the claims of Senior Lender pursuant to the terms of this Agreement, and copies thereof will forthwith be delivered to Senior Lender:

          "This Note/Agreement, and the indebtedness evidenced hereby, is subordinate and junior in right of payment in the manner and to the extent set forth in the Subordination Agreement (the "Subordination Agreement") dated as of February , 1996 by the maker and payee of this Note in favor of Fleet Capital Corporation to all Senior Indebtedness (as defined in the Subordination Agreement) at any time owed by the maker of this Note/Agreement, and the holder of this Note/Agreement, by its acceptance hereof, shall be bound by the Subordination Agreement, and this Note/Agreement may be sold or otherwise transferred only in compliance with the conditions specified in the Subordination Agreement."

Any instrument evidencing any of the Subordinated Indebtedness or any portion thereof which is hereafter executed will, on the date thereof, be inscribed with the aforesaid legend, and copies thereof will be delivered to Senior Lender on the date of its execution or within five (5) Business Days thereafter.

          7. Additional Remedies. If Subordinated Creditor violates any of the terms of this Agreement, in addition to any remedies at law, in equity or otherwise, Senior Lender may restrain such violation in any court of law or equity and may interpose this Subordination Agreement as a defense in any action by Subordinated Creditor. Subordinated Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to Senior Lender seeking specific performance of this Subordination Agreement.

          8. Subordinated Creditor's Waivers. All of the Senior Indebtedness shall be deemed to have been made or incurred in reliance upon this Agreement. Subordinated Creditor expressly waives all notice of the acceptance by Senior Lender of the subordination and other provisions of this Agreement and agrees that Senior Lender has made no warranties or representations with respect to the making of any loans or extensions of credit to Borrower or the legality, validity, enforceability, collectability or perfection of the Senior Indebtedness or any liens or security interests held in connection therewith. Subordinated Creditor agrees that Senior Lender shall be entitled to manage and supervise its loans in its sole discretion, without regard to the existence of any rights that Subordinated Creditor may now or hereafter have in or to any of Borrower's assets. Senior Lender shall have no liability to Subordinated Creditor as a result of any and all lawful actions which Senior Lender takes or omits to take (including, without limitation, actions with respect to the creation, perfection or continuation, release, waiver or abandonment of its liens or security interests, actions with respect to the occurrence of a Default or Event of Default, actions with respect to the foreclosure upon, sale, release or failure to the Collateral, and actions with respect to the collection of any claim for all or any part of the Senior Indebtedness from any account debtor or any other party), regardless of whether any such actions or omissions may affect Senior Lender's rights to deficiency or Subordinated Creditor's rights of subrogation or reimbursement. Senior Lender may, from time to time, enter into agreements and settlements with Borrower as it may determine, including, without limitation, any substitution of Collateral, any release of any lien or security interest and any release of Borrower. Subordinated Creditor waives any and all rights it may have to require Senior Lender to marshall assets.

          9. Effect of Waivers. No waiver shall be deemed to be made by Senior Lender or Subordinated Creditor of any of their respective rights hereunder unless it is in writing signed by the waiving party. Each such waiver shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the waiving party or the obligations of the other party to the waiving party in any other respect at any other time.
          10. Information Concerning Financial Condition.

Subordinated Creditor hereby assumes responsibility for keeping itself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of the Senior Indebtedness and the Subordinated Indebtedness. Subordinated Creditor hereby agrees that Senior Lender shall have no duty to advise it of information known to Senior Lender regarding such condition or any such circumstances.

         11. Third Party Beneficiaries. This Agreement is solely for the benefit of Senior Lender, Subordinated Creditor and their respective representatives, successors and assigns, and neither Borrower nor any other persons or entities are intended to be third party beneficiaries hereunder or to have any right, benefit, priority or interest under, or because of the existence of, or to have any right to enforce, this Agreement. Nothing in this Agreement is intended to or shall impair, as between Borrower and its creditors other than Senior Lender and Subordinated Creditor, the obligation of Borrower, which is absolute and unconditional, to pay to Subordinated Creditor the payments provided for in the Notes and all of the Subordinated Indebtedness as and when the same shall become due and payable in accordance with their terms, or affect the relative rights of Subordinated Creditor and creditors of Borrower other than Senior Lender. Notwithstanding any of the foregoing, if any third party satisfies the Senior Indebtedness owing to Senior Lender, Senior Lender may assign its rights and remedies hereunder to such third party, and such third party shall be deemed to be Senior Lender for all purposes of this Agreement. If a determination is made in favor of any third party, including, without limitation, a trustee in bankruptcy, that Senior Lender's claims, liens or security interests are invalid, avoidable or unperfected, the subordination set forth in Section 1 hereinabove shall be deemed null and void only to the extent of such invalidity, avoidability and imperfection.

          12.  Subordinated Creditor Representations.
Subordinated Creditor represents and warrants that neither the execution or delivery of this Agreement nor fulfillment of nor compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions, or provisions of or constitute a default under any agreement or instrument to which Subordinated Creditor or any of its assets is now subject.

          13. Notices. For the purposes of this Agreement, written notices shall be sent by United States first class mail, postage prepaid, addressed to the notified party at its address set forth below its signature line or such other address specified by the party with like notice, and shall be deemed received three (3) Business Days after deposit in the United States mail, on the next business day after transmittal by nationally recognized overnight courier or on the day of transmittal by personal delivery, telecopier, telex, cable or other electronic communication device capable of providing a written document.

          14. Costs and Attorneys, Fees. If there is any claim or controversy litigated in any lawsuit between any of the parties hereto in connection with this Agreement, the prevailing parties in the lawsuit shall be entitled to recover from the other parties their reasonable costs and attorneys' fees.

          15. Consent to Jurisdiction; Additional Waivers. Subordinated Creditor and Senior Lender each consents to the jurisdiction of any state or federal court located within Philadelphia County, Pennsylvania. Subordinated Creditor waives personal service of any and all process upon it, and consents that all service of process be made in the manner set forth in
Section 13 of this Agreement for the giving of notices . Subordinated Creditor and Senior Lender each waives, to the fullest extent each may effectively do so, any defense or objection based upon forum non conveniens and any defense or objection to venue of any action instituted within Philadelphia County, Pennsylvania.

          16.  Jury Trial Waiver.  EACH OF THE PARTIES HERETO
WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR
DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT.

          17. Governing Law. This Agreement has been delivered and accepted at and shall be deemed to have been made in the Commonwealth of Pennsylvania, and shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws (as opposed to conflicts of laws provisions) of the Commonwealth of Pennsylvania.

          18. Successors and Assiqns. This Agreement shall be binding upon and shall inure to the benefit of the parties, respective representatives, heirs, successors and assigns, subject to the provisions hereof.

          19. Integrated Agreement. This Agreement sets forth the entire understanding of the parties with respect to the within matters and may not be modified or amended except upon a writing signed by all parties.

          20. Severabilitv of Provisions. The titles of the Sections herein appear as a matter of convenience only and shall not affect the construction of the terms of this Agreement. Each covenant contained in this Agreement shall be construed (absent an express contrary provision therein) as being independent of each other covenant contained herein and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any or all other covenants. The determination by any court of any one covenant or provision of this Agreement to be unenforceable, ineffective, or invalid shall not affect the remaining terms of this Agreement, and any such term or provision determined to be invalid, ineffective or unenforceable shall be deemed to be severed from this Agreement. All capitalized terms not otherwise defined herein shall have the meanings as set forth in the Loan Documents.

          21. Number, Gender, And Captions. As used herein, the singular shall include the plural and the plural may refer to only the singular. The use of any gender shall be applicable to all genders. The captions contained herein are for purposes of convenience only and are not a part of this Agreement.

             22. Authority. Each of the signatories hereto certifies that such party has all necessary authority to execute this Agreement.

          23. Counterparts. This Agreement may be executed in one or more counterparts, each one of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

     Intending to be legally bound hereby, the undersigned have executed this Subordination Agreement the day and year first set forth above.

                               "Subordinated Creditor"
                               AXESS CORPORATION

                               BY:  Richard Giacco

                               Title: Vice President

                               Address:
                               100 interchange Boulevard
                               Newark, Delaware 19711-3549

                               "Senior Lendor
                               FLEET CAPITAL CORPORATION

                               By:  /s/ Harvey Foreman

                               Title:  Vice President

                               Address:   200 Glastonbury Blvd.
                                          Glastonbury, CT 06033


Consented and agreed to this
23 day of February, 1996:

"Borrower"
RHEOMETRIC SCIENTIFIC, INC.

BY:  /s/ J C Fuhrmeister

Title:  V.P.

                          Exhibit 10.28

                     SUBORDINATION AGREEMENT


          This Subordination Agreement ("Agreement"), dated as of February 23, 1996, is entered into by and between AXESS CORPORATION ("Subordinated Creditor"), a Delaware corporation and RSI (NJ) QRS 12-13, INC. ("Landlord"), a New Jersey corporation with an office c/o W.P. Carey & Co., Inc., 50 Rockefeller Plaza, New York, New York 10020, to determine the parties' respective rights, remedies and interests with respect to RHEOMETRIC SCIENTIFIC, INC. ("Borrower"), a Delaware corporation with its chief executive office and principal place of business at One Possumtown Road, Piscataway, New Jersey, 08854.
                           Background

          This Agreement is made with respect to the following

     facts:



          A. On February 23, 1996, Borrower and Landlord entered into that certain Lease Agreement (the "Lease") and certain agreements and documents related thereto, as the same may be hereafter amended, modified, supplemented or replaced (collectively, the "Lease Documents"). All terms not defined herein shall have the meaning ascribed to them in the Lease.

          B. Subordinated Creditor holds a certain Amended and Restated Subordinated Unsecured Working Capital Note dated as of February 23, 1996, by Borrower in favor of Subordinated Creditor in the aggregate principal sum of Six Million Two Hundred Fifty Seven Thousand Nine Hundred and Seventy Two Dollars and Nine Cents ($6,257,972.09) (the "Subordinated Note"), a true and correct copy of which is attached hereto as Exhibit "A".

          C. Landlord is willing to enter into the Lease with Borrower for the purposes of providing office and manufacturing headquarters to Borrower. However, Landlord is unwilling to enter into the Lease unless Subordinated Creditor subordinates its claims in the manner set forth below. Subordinated Creditor hereby acknowledges and affirms that the Lease constitutes valuable consideration to and benefits Subordinated Creditor.

          NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged by the parties hereto, and to induce Landlord to enter into the Lease with Borrower, the parties hereby agree as follows:


          1.       Standby and Subordination.

               (a) If on February 28, 1999 as the same may be extended (the "Maturity Date" an Event of Default exists under Paragraph 22(a) (vii) of the Lease with respect to any Covenant, Subordinated Creditor shall not accept or receive, by setoff or in any other manner, from Borrower, the whole or any part of any sums which may be owing on the Maturity Date to Subordinated Creditor by Borrower or any of its predecessors, successors or assigns, including, without limitation, a receiver, trustee or debtor in possession (the term "Borrower" shall hereinafter include any such predecessors, successors, or assigns) under or in connection with the Subordinated Note whether the sums represent principal, interest, dividends, costs, attorneys' fees, and charges payable thereunder, (the "Subordinated Indebtedness"), unless and until the Event of Default with respect to the Covenant breach has been cured.

               (b) Subordinated Creditor shall not commence, prosecute or participate in any action to collect the Subordinated Indebtedness, if an Event of Default exists with respect to a Covenant breach until such Covenant breach is cured.

          2. Rights of Landlord. Landlord shall have the right, without notice to Subordinated Creditor, to amend, supplement or modify the Lease, in any manner whatsoever, as well as modify, amend, supplement or replace the Lease Documents, or to waive, forebear from insisting on, performance of any of Borrower's obligations thereunder, and the Subordinated Creditor consents and agrees to any such amendment, supplement, modification, increase, replacement, waiver, or forbearance and no such action shall reduce, limit or modify the subordination provisions hereof.

          3. Subordinated Indebtedness Owed Only to Subordinated Creditor. Subordinated Creditor warrants and represents that it has not previously assigned any interest in the Subordinated Note, that no other party owns an interest in any of the Subordinated Indebtedness (whether as joint holders, participants or otherwise), and that the entire Subordinated Indebtedness is owing only to Subordinated Creditor. Subordinated Creditor covenants and agrees: that (i) the entire Subordinated Indebtedness shall continue to be owing only to it; provided that Subordinated Creditor may assign some or all of its interest in the Subordinated Indebtedness after the assignee has executed and delivered to Landlord an agreement, in form and substance satisfactory to Landlord subordinating in the manner set forth herein, all rights, remedies and interests with respect to the assigned Subordinated Indebtedness; and (ii) it shall not amend, supplement, restate or replace the Subordinated Note in order to increase the principal amount therewith to accelerate the Maturity Date or otherwise in such a manner as to have an adverse effect on the rights of Landlord hereunder. Subordinated Creditor further warrants and represents that the only indebtedness owing by Borrower to it is the indebtedness owing under the Axess Notes the Management Fee Agreement and the Insurance Premium Payment and that, to the best of its knowledge as of the date hereof, there is no default or breach with respect to the Subordinated Note. Subordinated Creditor specifically warrants and represents that nothing herein contained and nothing contained in any other instrument, document or agreement with or in favor of Landlord constitutes a default or breach with respect to any of such indebtedness.

          4. Payments Received by Subordinated Creditor. If any payment is received by Subordinated Creditor from Borrower on the Maturity Date with respect to the Subordinated Indebtedness and at the time of such payment an event of default with respect to a covenant exists, Subordinated Creditor shall receive and hold the same in trust as trustee for the benefit of Landlord and shall forthwith deliver such assets to Landlord in precisely the form received (except for the endorsement or assignment by Subordinated Creditor where necessary). In the event of the failure of Subordinated Creditor to make any such endorsement or assignment to Landlord, Landlord and any of its officers or agents are hereby irrevocably authorized to make such endorsement or assignment on behalf of Subordinated Creditor.

          5. Claims in Bankruptcy. In the event of any bankruptcy or reorganization case, assignment for the benefit of creditors or similar proceedings commenced by or against Borrower, Subordinated Creditor shall file all claims it may have against Borrower, and shall direct the debtor in possession or trustee in bankruptcy, as appropriate, to pay over to Landlord all amounts due to Subordinated Creditor on account of the Subordinated Indebtedness all rents payable to the Landlord under the Lease has been paid in full. If Subordinated Creditor fails to file such claims as requested by Landlord, Landlord may file such claims on Subordinated Creditor's own behalf.

          6. Instrument Legends. The face of the Subordinated Note and any other instrument evidencing the Subordinated Indebtedness or any portion thereof will be forthwith inscribed with the following legend conspicuously indicating that payment thereon is subordinated to the claims of Landlord pursuant to the terms of this Agreement, and copies thereof will forthwith be delivered to Landlord:

          "This Note and the indebtedness evidenced hereby, is subordinate and junior in right of payment in the manner and to the extent set forth in the Subordination Agreement (the "Subordination Agreement") dated as of February , 1996 by the maker and payee of this Note in favor of RSI (NJ) QRS 12-13, Inc. and the holder of this Note by its acceptance hereof, shall be bound by the Subordination Agreement, and this Note may be sold or otherwise transferred only in compliance with the conditions specified in the Subordination Agreement."

Any instrument evidencing any of the Subordinated Indebtedness or any portion thereof which is hereafter executed will, on the date thereof, be inscribed with the aforesaid legend.

          7. Additional Remedies. If Subordinated Creditor violates any of the terms of this Agreement, in addition to any remedies at law, in equity or otherwise, Landlord may restrain such violation in any court of law or equity and may interpose this Subordination Agreement as a defense in any action by Subordinated Creditor. Subordinated Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to Landlord seeking specific performance of this Subordination Agreement.

          8. Subordinated Creditor's Waivers. The Senior Indebtedness shall be deemed to have been made or incurred in reliance upon this Agreement. Subordinated Creditor expressly waives all notice of the acceptance by Landlord of the subordination and other provisions of this Agreement and agrees that Landlord has made no warranties or representations with respect to the execution and performance of the Lease or the legality, validity, or enforceability, of the Lease. Landlord shall have no liability to Subordinated Creditor as a result of any and all lawful actions which Landlord takes or omits to take with respect to Borrower, the Lease or the premises demised thereunder.

          9. Effect of Waivers. No waiver shall be deemed to be made by Landlord or Subordinated Creditor of any of their respective rights hereunder unless it is in writing signed by the waiving party. Each such waiver shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the waiving party or the obligations of the other party to the waiving party in any other respect at any other time.
          10.  Information Concerning Financial Condition.

Subordinated Creditor hereby assumes responsibility for keeping itself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of the rent payable under the Lease and the Subordinated Indebtedness. Subordinated Creditor hereby agrees that Landlord shall have no duty to advise it of information known to Landlord regarding such condition or any such circumstances.

         11. Third Party Beneficiaries. This Agreement is solely for the benefit of Landlord, Subordinated Creditor and their respective representatives, successors and assigns, and neither Borrower nor any other persons or entities are intended to be the third party beneficiaries hereunder or to have any right, benefit, priority or interest under, or because of the existence of, or to have any right to enforce, this Agreement. Notwithstanding any of the foregoing, if any third party satisfies the obligations owing to Landlord, Landlord may assign its rights and remedies hereunder to such third party, and such third party shall be deemed to be Landlord for all purposes of this Agreement. If a determination is made in favor of any third party, including, without limitation, a trustee in bankruptcy, that Landlord's claims, liens or security interests are invalid, avoidable or unperfected, the subordination set forth in Section 1 hereinabove shall be deemed null and void only to the extent of such invalidity, avoidability and imperfection.

          12. Notices. For the purposes of this Agreement, written notices shall be sent by United States first class mail, postage prepaid, addressed to the notified party at its address set forth below its signature line or such other address specified by the party with like notice, and shall be deemed received three (3) Business Days after deposit in the United States mail, on the next business day after transmittal by nationally recognized overnight courier or on the day of transmittal by personal delivery, telecopier, telex, cable or other electronic communication device capable of providing a written document.

          13. Costs and Attorneys' Fees. If there is any claim or controversy litigated in any lawsuit between any of the parties hereto in connection with this Agreement, the prevailing parties in the lawsuit shall be entitled to recover from the other parties their reasonable costs and attorneys' fees.

          14. Consent to Jurisdiction; Additional Waivers. Subordinated Creditor and Landlord each consents to the jurisdiction of any state or federal court located within Philadelphia County, Pennsylvania. Subordinated Creditor waives personal service of any and all process upon it, and consents that all service of process be made in the manner set forth in
Section 13 of this Agreement for the giving of notices. Subordinated Creditor and Landlord each waives, to the fullest extent each may effectively do so, any defense or objection based upon forum non conveniens and any defense or objection to venue of any action instituted within Philadelphia County, Pennsylvania.

          15.  Jury Trial Waiver.  EACH OF THE PARTIES HERETO
WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR
DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT.

          16. Governing Law. This Agreement has been delivered and accepted at and shall be deemed to have been made in the Commonwealth of Pennsylvania, and shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws (as opposed to conflicts of laws provisions) of the Commonwealth of Pennsylvania.

          17. Successors and Assiqns. This Agreement shall be binding upon and shall inure to the benefit of the parties' respective successors and assigns, subject to the provisions hereof.

          18. Integrated Agreement. This Agreement sets forth the entire understanding of the parties with respect to the within matters and may not be modified or amended except upon a writing signed by all parties.

          19. Severabilitv of Provisions. The titles of the Sections herein appear as a matter of convenience only and shall not affect the construction of the terms of this Agreement. Each covenant contained in this Agreement shall be construed (absent an express contrary provision therein) as being independent of each other covenant contained herein and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any or all other covenants. The determination by any court of any one covenant or provision of this Agreement to be unenforceable, ineffective, or invalid shall not affect the remaining terms of this Agreement, and any such term or provision determined to be invalid, ineffective or unenforceable shall be deemed to be severed from this Agreement.

          20. Number, Gender, And Captions. As used herein, the singular shall include the plural and the plural may refer to only the singular. The use of any gender shall be applicable to all genders. The captions contained herein are for purposes of convenience only and are not a part of this Agreement.

          21. Counterparts. This Agreement may be executed in one or more counterparts, each one of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

     Intending to be legally bound hereby, the undersigned have executed this Subordination Agreement the day and year first set forth above.

                               "Subordinated Creditor"
                               AXESS CORPORATION

                               BY: /s/ Richard Giacco

                               Title: Vice President

                               Address:
                               100 interchange Boulevard
                               Newark, Delaware 19711-3549

                               "Landlord"
                               RSI (NJ) 12-13, Inc.

                               By: /s/ Howard J. Altmann

                               Title:  Senior Vice President

                               Address:
                               50 Rockefeller Center
                               Second Floor
                               New York, New York 10020

Consented and agreed to this
23 day of February, 1996:

"Borrower"
RHEOMETRIC SCIENTIFIC, INC.

By: J C Fuhrmeister

Title: V.P.

                          Exhibit 10.28

 This Note, and the indebtedness evidenced hereby, is subordinate and junior in right of payment in the manner and to the extent set forth in the Subordination Agreement (the "Subordination Agreement") dated as of February 23, 1996 by the Maker and payee of this Note in favor of Fleet Capital Corporation to all Senior Indebtedness (as defined in the Subordination Agreement) at any time owed by the maker of this Note, and the holder of this Note, by its acceptance hereof, shall be bound by the Subordination Agreement, and this Note may be sold or otherwise transferred only in compliance with the conditions specified in the Subordination Agreement.

 This Note, and the indebtedness evidenced hereby, is subordinate and junior in right of payment in the manner and to the extent set forth in the Subordination Agreement (the "Lease Subordination Agreement") dated as of February 23, 1996 by the Maker and payee of this Note in favor of RSI (NJ) ORS 12-13, Inc. and the holder of this Note, by its acceptance hereof, shall be bound by the Lease Subordination Agreement, and this Note may be sold or otherwise transferred only in compliance with the conditions specified in the Lease Subordination Agreement.
                      AMENDED AND RESTATED
           SUBORDINATED UNSECURED WORKING CAPITAL NOTE
$6,257,972.09                       Piscataway, New Jersey

                                        February 23, 1996

     FOR VALUE RECEIVED, RHEOMETRIC SCIENTIFIC, INC., a corporation duly organized and validly existing under the laws of the State of New Jersey having its principal office at One Possumtown Road, Piscataway, Now Jersey 08854 (hereinafter referred to as the "Maker") promises to pay to the order of AXESS CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware having its principal office at 100 Interchange Boulevard, Newark, Delaware 19711-3549, its successors or assigns (hereinafter referred to as the "Holder"), the aggregate principal sum of SIX MILLION TWO HUNDRED FIFTY-SEVEN THOUSAND NINE HUNDRED SEVENTY-TWO AND 09/100 ($6,257,972.09) DOLLARS (the "Loan"), in lawful money of the United States, together with all unpaid accrued interest, fees and other expenses, if any, as more fully set forth hereinbelow. This Amended and Restated Subordinated Unsecured Working Capital Note (the "Note") is an extension, modification, consolidation and replacement of the indebtedness of Maker to Holder under the following instruments:

  $1,340,000    Subordinated Term Note dated November 1, 1993,
  $1,000,000Subordinated Unsecured Working Capital Note dated
   April 14, 1994,
  $300,000  Subordinated Unsecured Working Capital Note dated
   November 23, 1994,
  $400,000  Subordinated Unsecured Working Capital Note dated
   November 23, 1994,
  $300,000  Subordinated Unsecured Working Capital Note dated
   November 23, 1994, and
  $2,400.000Subordinated Unsecured Working Capital Note dated
   April 25, 1995,

 which indebtedness consists of (1) the principal indebtedness of FIVE MILLION SEVEN HUNDRED FORTY THOUSAND AND NO/100 ($5,740,000.00) DOLLARS, (2) accrued and unpaid interest on such principal Indebtedness, from the period of April 1, 1995 through December 31, 1995, of FIVE HUNDRED SEVENTEEN THOUSAND NINE HUNDRED SEVENTY-TWO AND NO/100 ($517,972.09) DOLLARS (hereinafter referred to as the "l995 Deferred Interest Amount") and (3) accrued and unpaid interest on such principal indebtedness and the 1995 Deferred Interest Amount, from the period of January 1, 1996 through the date of this Note. The principal amount of this Note consists of the principal indebtedness described in clause (1) of the preceding sentence and the l995 Deferred Interest Amount. This Note is not intended as a new obligation of Maker but a continuation of the above-listed instruments on the terms set forth herein.

    1. Rate of Interest. The Loan shall bear interest daily on the unpaid principal sum from January 1, 1996 until payment in full at the rate of 12% per annum (hereinafter referred to as the "Rate of Interest"). All computations of interest shall be calculated on the basis of a 360 day year.

     2. Payment of Principal and Interest

    (a). Payment of Interest. On February 29, 1996, and on the last business day of each month thereafter until the Maturity Date (as defined below), Maker shall pay Holder interest, monthly in arrears, in an amount equal to the unpaid interest accruing on the Loan to that payment date, at the Rate of Interest described herein. The February 29, 1996 interest payment shall include the payment of accrued and unpaid interest on the principal amount of this Note from January 1, 1996.

     (b). Payment of Principal

     (1) At Maturity. The entire unpaid balance and unpaid accrued interest due with respect to the Loan, together with any and all other fees, expenses or sums due and owing with respect to the Loan, if any, shall be due and payable on February 28, 1999 (hereinafter referred to as the "Maturity Date").

    (ii) Prior to Maturity with Profits Such amount of the principal balance of the Loan as is permitted to be paid by Maker to Holder under the terms of Section 1(d) of the Subordination Agreement (the terms of which are incorporated by reference herein) shall be due and payable on the sixteenth (16th) Business Day following the receipt by Fleet Capital Corporation of each of Maker's annual audited financial statements (beginning with Makers's December 31, 1995 annual audited financial statements).

    (iii) Prior to Maturity with Participation Proceeds. Such amount of the 1995 Deferred Interest Amount as is permitted to be paid by Maker to Holder under the terms of Section 1(f) of the Subordination Agreement (the terms of which are incorporated by reference herein) shall be due and payable an the sixth (6th) Business Day following Maker's receipt of the Participation Proceeds (as defined in the Subordination Agreement).

    (iv) Optional Payment Prior to Maturity. Undersigned may prepay the principal due under this Note, at any time, in whole or in part, without penalty or premium, if Fleet Capital
Corporation consents to such prepayment in advance and in writing.

      3. Late Charge. In the event that any payment, including, but not limited to, interest or principal, required to be made by Undersigned under this Note shall not be received by Holder within five (5) days of when due, Holder may charge, and if so charged Undersigned shall pay, a late charge of five cents ($0.05) for each dollar ($1.00) of such delinquent payment for the purpose of defraying the expense incident to the handling of such delinquent payment.

     4. Tender of Payment. Principal and interest on this Note are payable at the principal administrative office of Holder located in Wilmington, Delaware, or such other place as Holder shall designate to Undersigned in writing, in any coin or currency of the United States of America which, at the time of payment, is legal tender for the payment of public and private debts. All payments on this Note shall be applied first to the payment of interest with any balance to the payment and reduction of principal.

    5. Time and Method of Payment. All sums payable to the Holder hereunder shall be paid directly to the Holder in immediately available funds or by certified check drawn on an account maintained with sufficient funds at a member of the New
York Clearing House System.

    6. Further Assurances. Holder and Maker shall, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required for carrying out the intention of or facilitating the performance of this Note.

    7. Notice of Default. The Maker will notify Holder immediately if it becomes aware of the occurrence of any Event of Default or of any fact, condition or event that only with the giving of notice or passage of time or both, could become an Event of Default, or of the failure of the Maker to observe any of its undertakings hereunder.

    8..   Events of Default.  It shall be an Event of Default
with respect to this Note and Loan upon the occurrence and continuation uncured of any of the following events:

    (a) Default in the payment when due of the principal of or any interest on this Note, which, in the event of a default in the payment of interest has not been cured by full payment within five days of such interest due date; or

    (b) Default in the payment when due of the principal of or any interest due Fleet Capital Corporation, which has not been cured fully within the applicable time period.

(c)  The dissolution of the Maker or the liquidation of all or
substantially all of the assets of the Maker;     or

(d) The entry of a decree or order by a court having jurisdiction adjudging the Maker a bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Maker, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Maker of any substantial part of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of ninety (90) days; or the commencement by the Maker of a voluntary case under federal bankruptcy law, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency, or other similar law, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Maker of any substantial part of its property, or the making by it of an assignment for the benefit of creditors.


    9. Remedies Upon Event of Default. Upon each occurrence of an Event of Default and at any time during the continuation thereof (unless the principal of this Note shall already have become and be due and payable), the Holder, by notice in writing given to the Maker, may declare the entire principal of the Note then outstanding to be due and payable immediately, and upon any such declaration the same shall become and be due and payable immediately, anything herein contained to the contrary notwithstanding.

    10. No Notices. In order to entitle Holder to exercise any remedy available to Holder under this Note, it shall not be necessary for Holder to give any notice, other than such notice as may be expressly required in this Note.

    11. Agreement to Pay Attorneys' Fees and Expenses. Maker agrees to pay or cause to be paid upon demand and to save Holder harmless against liability for the payment of all reasonable out-of-pocket expenses, including but not limited to fees and expenses of counsel for Holder, incurred by Holder from time to time (1) arising in connection with the preparation, execution, delivery and performance of this Note and any documents, instruments or transaction pursuant to or in connection herewith,
(ii) relating to any requested amendments, waivers or consents to this Note or any such documents or instruments and (iii) arising in connection with Holder's enforcement or preservation of rights under this Note or any such documents or instruments, including but not limited to such expenses as may be incurred by Holder in the collection of an outstanding amount. Any such sums not paid by Maker upon demand shall accrue interest at the rate set forth in Paragraph 1 hereof.

    12. No Additional Waiver Implied by One Waiver. In the event any agreement contained in this Note should be breached by Maker and thereafter waived by the Holder, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

    13. Waiver. Maker and all other parties who at any time may be liable herein in any capacity, jointly and severally, waive presentment demand for payment, protest and notice of dishonor of this Note, and authorize Holder without notice, but only with the consent of Maker, to grant extensions in the time of payment of and reduction or increase in the rate of interest an any moneys owing on this Note.

14. JURY TRIAL: JURISDICTION: AND SERVICE OF PROCESS. MAKER HEREBY WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WTH RESPECT TO, IN CONNECTION WTH OR ARISING OUT OF THIS NOTE OR ANY INSTRUMENT, DOCUMENT OR GUARANTY DELIVERED PURSUANT HERETO OR THERETO, OR THE VALIDITY, PROTECTION, INTERPRETATION, ADMINISTRATION, COLLECTION OR ENFORCEMENT HEREOF OR THEREOF, OR ANY OTHER CLAIM OR DISPUTE HEREUNDER OR THEREUNDER. Maker hereby irrevocably consents to the jurisdiction of the Superior Court of the State of New Jersey for the County of Middlesex and County of Essex, and the United States District Court for the District of New Jersey in connection with any action or proceeding arising out of or relating to this Note or any document, instrument or guaranty delivered pursuant hereto or thereto. In any such litigation, Maker waives personal service of any summons, complaint or other process and agree that the service thereof may be made by registered mail directed to it at its chief executive office set forth herein, or designated in writing pursuant to this Note, or in any other manner permitted by the rules of either of said Courts. The provisions of this Paragraph are a material inducement for Holder accepting this Note.

    IN WITNESS WHEREOF, Maker has caused this Note to be duly executed and delivered all as of the day and year first above written.

[SEAL]
                            Rheometric Scientific, Inc.



Attest   J C Fuhrmeister                By:  Alan R Eschbach
Title:     A.S./V.P.                    Title:  Exec. V.P.

                          Exhibit 10.29

                       PURCHASE AGREEMENT



THIS PURCHASE AGREEMENT ("Agreement") is made as of the 23rd day of February, 1996, by and between NatWest Bank N.A., a banking association organized and existing under the laws of the United States of America, with a location at 175 Water Street, New York, New York ("NatWest") and Rheometric Scientific, Inc., a corporation of the State of New Jersey, with a location at One Possumtown Road, Piscataway, New Jersey 08854 ("Rheometric").

                       W I T N E S S E T H


     WHEREAS, RSI (NJ) QRS 12-13, Inc. ("QRS) is indebted to NatWest in the original principal amount of three million three hundred thousand ($3,300,000.00) dollars as evidenced by that certain Mortgage Note to be executed and delivered to NatWest contemporaneously herewith (the "Note"); and

     WHEREAS, all of QRS's obligations to NatWest under the Note are secured by a certain Mortgage, Security Agreement and Assignment of Leases and Rents, of even date herewith (the
"Mortgage"), encumbering property commonly known as One
Possumtown Road, Piscataway, New Jersey (the "Property"), which
Property QRS leases to Rheometric; and

     WHEREAS, as a condition to NatWest's making the loan to QRS evidenced by the Note, NatWest and Rheometric have agreed that Rheometric shall purchase an interest in the loan, on the terms and conditions set forth herein; and

     WHEREAS, the parties wish to memorialize the terms of their agreements by this writing,

     NOW, THEREFORE, for and in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed as follows:


     1.(a) NatWest hereby sells and assigns to Rheometric, and Rheometric hereby purchases from NatWest, an interest (the "Purchased Interest") in the Note, the Mortgage, the Property and all other instruments and agreements relating to (collectively the "QRS Documents"), and collateral securing, the obligations of QRS to NatWest (collectively, the "QRS Loan"), which Purchased Interest shall at all times be subordinate as to payment to the interest retained by NatWest (the "Seller's Share") in the QRS Loan on the terms set forth herein and the amount of which Purchased Interest shall be, at any time of the determination thereof, an amount equal to the aggregate consideration paid by Rheometric to NatWest hereunder.

     (b)  Rheometric shall be the absolute owner of the Purchased
Interest.  This Agreement constitutes a sale of the Purchased
Interest and shall in no way be construed as a loan by Rheometric to NatWest or as creating any other relationship.

     (c) NatWest shall hold possession of and legal title to the QRS Loan and the QRS Documents and all collateral in NatWest's name solely to service the equitable interests of Rheometric and NatWest therein, which interests are and shall at all times be deemed to be separate and apart. Rheometric shall be the holder of an equitable interest in the QRS Loan and the QRS Documents as contemplated by Section 541 of the Bankruptcy Code (11 USC
Section 541) or as applicable under any other law.

     (d) Nat West shall mark its books and records, including any of its computer records, to show the Purchased Interest in the QRS Loan and the financial statements and other records of NatWest shall show as its interest, only such percentage of the QRS Loan as has not been acquired by Rheometric, from time to time pursuant to this Agreement.

     2. NatWest hereby acknowledges receipt from Rheometric of the sum of $861,434.00 as the initial amount of Rheometric's Purchased Interest. From and after the date hereof, and until the entire Seller's Share of the QRS Loan is indefeasibly paid in full:

          (a) all amounts paid on account of the outstanding principal balance of the QRS Loan shall be paid to NatWest and applied, first, to reimburse NatWest for any costs or fees incurred in preserving, protecting or recovering out of the Property and, second, in payment of the Seller's Share;

          (b) all amounts paid on account of interest on the outstanding principal balance of the QRS Loan shall be paid to NatWest and shall be accounted for as follows:

               (i)  the portion of interest paid which is
allocable to interest on the principal amount of the Seller's
Share shall be retained by Seller as such interest; and

               (ii) that portion of the interest paid which is allocable to the principal amount of the Purchased Interest shall be deemed to be paid by Rheometric to NatWest in payment of, and NatWest shall thereupon automatically be deemed to have sold and conveyed to Rheometric in consideration thereof, an additional interest in the QRS Loan in the amount of such payment which when aggregated with the sums previously paid to NatWest pursuant to this Agreement, shall be deemed the Purchased Interest; and

          (c) the payments made by Rheometric (but not by any third party, including, without limitation, QRS) to NatWest to obtain the release from the Mortgage of any portion of the Property, pursuant to that certain Property Release Agreement being entered into contemporaneously herewith among Rheometric, QRS and NatWest, shall be deemed to be paid by Rheometric to NatWest in payment of, and NatWest shall thereupon automatically be deemed to have sold and conveyed to Rheometric in consideration thereof, an additional interest in the QRS Loan in the amount of such payment, which, when aggregated with the sums previously paid to NatWest pursuant to this Agreement, shall be deemed the Purchased Interest.

     3. Until NatWest has been paid the Seller's Share, in full, NatWest shall service, administer and monitor the QRS Loan and the collateral security therefor, without charge or fee to Rheometric, and shall have the sole and exclusive right, without notice to or consent of Rheometric, to exercise all rights, privileges and options under the QRS Documents, including, without limitation, the right to:

          a.   Exercise its credit judgment as to
               making any advances which may be
               required to protect the mortgagee's
               interest in the Property;

          b.   Amend or modify the QRS Loan and the QRS
               Documents, except with respect to a
               change in the applicable interest rate,
               the amortization schedule, or  the
               maturity date of the QRS Loan and with
               respect to the discharge of the Mortgage or the release or return of any other instrument or document, all of which shall not be done without Rheometric's prior written consent, which shall not be unreasonably withheld, conditioned or delayed;

          c.   Waive nonperformance by QRS or any
               default or Event of Default under the
               QRS Documents;

          d.   Enforce or refrain from enforcing its
               rights and remedies under the QRS
               Documents; and

          e.   Compromise claims by or against QRS, as
               contemplated by the terms of the QRS
               Documents with respect to the Property
               at any time.

Upon payment of the entire Seller's Share, together with all accrued interest, fees and costs, if any Rheometric shall undertake the servicing, administration and monitoring of the QRS Loan and the QRS Documents to the extent that the Purchased Interest is not repaid upon such payment to NatWest. Upon such event, NatWest shall deliver to Rheometric the original QRS Documents together with such instruments of assignments, copies of records of payment and such other information and documents as Rheometric may reasonably request in order to allow Rheometric to receive payments and, if necessary, to commence appropriate proceedings to collect the QRS Loan.

     4. Realization on any of the collateral security for the QRS Loan by NatWest, including but without limitation, the sale or other disposition of the Property, shall be treated as collections or repayment on the QRS Loan to be applied first for the benefit of NatWest in such order as NatWest may elect, with any excess to be applied for the benefit of Rheometric, as Rheometric may elect with respect to the Purchased Interest, all as set forth in Section 2. hereof..

     7. All out of pocket costs and expenses in connection with the enforcement of the QRS Loan, and the QRS Documents and rights in the Property or any other collateral security (including, without limitation, expenditures to preserve and protect same) shall be shared by the parties hereto in their respective pro rata shares in the QRS Loan and shall be deemed added to the Seller's Share and the Purchased Interest. To the extent such costs and expenses are subsequently recovered from QRS or realized from the sale or other disposition of the Property or other collateral security for the QRS Loan, they shall then be credited to NatWest and Rheometric, each in their pro rata share.

     8. NatWest assumes no responsibility or liability, express or implied, for, and shall not be deemed to have made any covenant, warranty or representation, express or implied, with respect to the existing or future solvency of, financial worth or responsibility of QRS, or with respect to the collectibility, enforceability, legality, validity, genuineness, subsistence or value of the QRS Documents, the Property or any other collateral security or in respect of the payment or enforcement of any of the foregoing; or with respect to the truth or correctness of any report, standard or certificate given by QRS in connection with the QRS Loan or any collateral security therefore. To induce NatWest to sell Rheometric the Purchased Interest, and in consideration of NatWest doing so, Rheometric represents and warrants to NatWest that Rheometric has independently made its own determination as to the creditworthiness of QRS. THE PURCHASED INTEREST IS PURCHASED AT FULL RISK TO RHEOMETRIC.

     9. (a) NatWest shall exercise such care as it deems appropriate in administering, servicing and monitoring the QRS Loan. NatWest may rely upon the advice of counsel concerning legal matters and upon any written statements which it believes to be genuine or to have been presented by a proper person or entity and shall not be required to make any inquiry concerning the performance by QRS of any of its obligations or liabilities.

          (b) Except as resulting from a breach in complying with the terms of this Agreement, NatWest shall have no liability whatsoever to Rheometric.

     10. In the event NatWest is required, for any reason, to refund or repay QRS or any other party, all or any portion of any principal, interest or other payment upon the QRS Loan, after the Seller's Share has been paid in full, Rheometric shall immediately remit to NatWest, on demand, an amount equal to the lesser of: (i) the amount of the payment so required to be so refunded or repaid by NatWest, or (ii) the amount of the payments theretofore received by Rheometric on account of the Purchased Interest.

     11. No amount paid by Participant hereunder shall be construed as a loan by Rheometric to NatWest. It is expressly agreed that the purchase herein described is at full risk and Rheometric shall look only to payments received and collected by NatWest from QRS or to the Property or other collateral security for repayment of the Purchased Interest, and, in connection with the sale of the Purchased Interest, the parties do not intend to purchase and sell a security as contemplated by the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended or the rules and regulations thereunder.

     12. NatWest shall have the option to repurchase the Purchased Interest at any time upon giving Rheometric not less than two (2) days prior written notice, by payment to Rheometric of the amount of the Purchased Interest reflected on the books and records of NatWest as of the date of such repurchase.

     13. Rheometric shall not sell, assign, transfer or pledge all or any portion of its Purchased Interest, or its rights or obligations hereunder, without the prior written consent of NatWest , provided, however, that NatWest hereby acknowledges that Rheometric has granted a lien on the Purchased Interest to Fleet Capital Corporation contemporaneously herewith..

     14. Any notice or other communication required or permitted hereunder ("Notice") shall be in writing and shall be deemed to have been given if personally delivered to the person designated to receive notice hereunder, of if deposited with a recognized overnight carrier or with the United States Postal Service, postage prepaid, certified, return receipt requested and shall be deemed received upon such personal in hand delivery, or one day after deposit with such overnight carrier or three days after deposit with the United States Postal Service, and if addressed as follows or to such other address as one party shall give the other party Notice:

          If to:    NatWest Bank N.A.
               175 Water Street
               New York, New York 10038
               Attn.:  Douglas J. MacInnes, Vice President

          If to:    Rheometric Scientific, Inc.
               One Possumtown Road
               Piscataway, New Jersey 08854
               Attn:  John C. Fuhrmeister, Chief Financial
Officer

     15. No modification or waiver of any provision of this Purchase Agreement shall be binding or enforceable unless in writing and signed by the party against whom enforcement is sought.

     16.  THE PARTIES HERETO HEREBY WAIVE THEIR RIGHT TO A TRIAL
BY JURY IN ANY LITIGATION RELATING TO THE SUBJECT MATTER OF THIS
PURCHASE AGREEMENT, THE QRS LOAN AND/ OR THE QRS DOCUMENTS.

     17. This Purchase Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.
The parties hereto hereby consent to the jurisdiction of the State Courts of and the Federal District Courts located in the State of New Jersey.

     18. No rights are intended to be created hereunder or hereby for the benefit of QRS or any other third-party beneficiary. No joint venture shall be deemed to have been created between the parties by virtue of the existence of this Purchase Agreement.

     19. This Purchase Agreement shall be binding upon and accrue to the benefit of the successors and assigns of the parties hereto.

     20. Rheometric hereby acknowledges receipt of copies of the QRS Documents (if requested by the Rheometric)

     21. This Purchase Agreement may be signed in counterparts, each of which, when taken together, shall be deemed but one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have caused these presents to be signed by their proper corporate officers and sealed with their seals as of the day and year first written above.

ATTEST                             Rheometric Scientific, Inc.



By:   /s/ J C Fuhrmeister                    By:  /s/ Alan R.
Eschbach
     John C. Fuhrmeister,                         Alan C.
Eschbach,
     Assistant Secretary                     Executive Vice
President



                                   NatWest Bank, N.A.



                                   By:  /s/ Douglas J. MacInnes
                                        Douglas J. MacInnes,
                                        Vice President

                                                       Exhibit 24





Consent of Independent Accountants




The Board of Directors
Rheometric Scientific, Inc.:



We consent to the incorporation by reference in the registration statement of Rheometric Scientific, Inc. and Subsidiaries on Form S-8 (File No. 33-26238) of our report dated April 15, 1996, on our audits of the consolidated financial statements of Rheometric Scientific, Inc. and Subsidiaries as of December 31, 1995 and 1994 and for the years then ended December 31, 1995, 1994, and 1993, which report is included in this Annual Report on Form 10-K.









Wayne, Pennsylvania
April 15, 1996